EXHIBIT b(6b)

                       VALLEY FORGE LIFE INSURANCE COMPANY
                                     BY-LAWS
                                     -------
                         (As Amended February 17, 1993)




ARTICLE I.            OFFICES.


                      SECTION 1. PRINCIPAL OFFICE. The principal office shall be in the City of Reading, County of Berks, Commonwealth of Pennsylvania. The Company may also have offices at such other places as the Board of Directors may from time to time appoint, or as the business of the Company may, in the judgment of the Chairman of the Board of Directors, require.


ARTICLE II.           STOCKHOLDERS' MEETINGS.


                      SECTION 1. ANNUAL MEETING. The Annual Meeting of the Stockholders of the Company shall be held on the second Wednesday in April of each year, at 1:00 P.M., for the purpose of electing Directors for the ensuing year, and for the transaction of such other business as may properly be brought before the meeting.


                      SECTION 2. SPECIAL MEETINGS. Special meetings of the Stockholders may be held at any time upon the call of the Chairman of the Board of Directors, the President, or the Board of Directors. At all special meetings no business shall be acted upon other than that specified in the notice of the meeting.


                      SECTION 3. PLACE OF MEETINGS. The meetings of the Stockholders shall be held at the principal office of the Company in the City of Reading, Pennsylvania, or at such other place, within or without the Commonwealth of Pennsylvania, as may be stated in the notice of the meeting.


                      SECTION 4. NOTICE OF MEETINGS. Written or printed notice of the annual or other regular meeting of the Stockholders shall be sent by mail, postage prepaid, addressed to each Stockholder at his last known post office address as it is recorded on the books of the Company at least thirty days prior to said meeting (or, sixty days if so required by the laws of the Commonwealth of Pennsylvania) and notice of the meeting shall be advertised in daily newspapers, and legal periodicals when required by the law of the Commonwealth of Pennsylvania.

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                      Notice  of any  special  meeting  shall  be  sent  to each
                      Stockholder by telegram, letter, radio or cable at least two days before such meeting or shall be received by him at least one day before such meeting, unless the Laws of the Commonwealth of Pennsylvania otherwise require. Such notice of meeting shall state the time, place, and purposes of the meeting.


                      SECTlON 5. WAIVER OF NOTICE. Except as hereinafter provided and as otherwise provided by law, meetings of the Stockholders of the Company may be held without notice if all of the Stockholders entitled to vote at the meeting are present in person or represented by proxy at the meeting, or if notice is waived in writing by those not so present or represented except as may be otherwise provided by the laws of the Commonwealth of Pennsylvania.

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                      SECTION 6. QUORUM.  At every  meeting of the  Stockholders the holders of record of a majority of the issued and outstanding shares of the Company which are entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum.


                      If at any meeting there shall be no quorum, the holders of a majority of such shares so present or represented by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained, at which time any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.


                      SECTION  7.  VOTING.  Stockholders  meetings  for and
                      manner of voting on, particular   subjects  shall  be
                      held in conformity with the laws of the Commonwealth of Pennsylvania.

                      The voting for the election of Directors and all other matters on which a vote shall be taken by ballot shall be conducted by three (3) judges who shall have been appointed by the Board of Directors. No person who is a candidate for office shall act as a judge.


                      SECTION 8. ORDER OF BUSINESS. The order of business at all meetings of the Stockholders, so far as appropriate to the purposes of the meeting, shall be as follows:


                             1.     Proof of notice of meeting and quorum.
                             2.     Election of Chairman.
                             3.     Election of Secretary.
                             4. Recording of names of Stockholders present and represented by proxy.
                             5. Reading and approval of minutes of previous meeting.
                             6.     Report of President.
                             7.     Report of Treasurer.
                             8.     Report of Committees.
                             9.     Nominations for Directors.
                             10.    Qualifying for election officers.
                             11.    Unfinished business.
                             12.    New business.
                             13.    Report of election officers.
                             14.    Adjournment.

                      SECTION 9. RECORD OF STOCKHOLDERS. The Board of Directors shall have power to close the stock transfer books of the Company for a period not exceeding thirty days preceding the date of any meeting of Stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; or, in lieu of closing the stock transfer books, the Board of

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                      Directors may fix in advance a date,  not exceeding  forty days preceding the date of any meeting of Stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as record date for the determination of the Stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case Stockholders of record on the date so fixed shall be exclusively entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.


ARTICLE III.          BOARD OF DIRECTORS.


                      SECTION 1. NUMBER AND QUALIFICATION. At the Annual Meeting of the Stockholders there shall be elected by ballot, from their own number not less than seven but not more than fifteen Directors, two-thirds of whom shall be citizens of the United States, to serve for one year and until their successors are duly chosen. Vacancies shall be filled by an election by the Board of Directors for the unexpired term.


                      Any Director may be removed, and the vacancy filled, at any time, by vote of the Stockholders, at a special meeting called for that purpose. In the event of membership, by reason of vacancies, falling below the number necessary for a quorum, a special meeting of the Stockholders shall be called for the election of such number of Directors as may be necessary to restore full membership of the Board.


                      SECTION 2. AUTHORITY AND DUTIES. The management, control, and disposition of all the property, business and affairs of the Company shall be exercised by the Board of Directors, which shall have power to make all needful rules and regulations for the conduct of the business affairs of the Company, not inconsistent with these By-Laws.


                      The Directors shall elect annually from their membership a Chairman of the Board of Directors, a President, and shall also elect a Treasurer and Secretary. The Directors may elect from time to time Executive, Senior or Group Vice Presidents, and such additional officers as it may deem necessary and proper for the conduct of the Company's business.
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                      SECTION  3.  MEETINGS.   The  meetings  of  the  board  of
                      Directors   may  be  held  at  such   place   within   the
                      Commonwealth of Pennsylvania or elsewhere as a majority of the Directors may from time to time appoint, or as may be designated in the notice calling the meeting, but not less often than once in each period of six successive calendar months.

                      Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, by the President, or by two Directors. Notice of any special

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                      meeting  shall  be  sent  to each  Director  by  telegram, letter, radio or cable at least two days before such meeting or shall be received by him at least one day before such meeting, unless the Laws of the Commonwealth of Pennsylvania shall otherwise require.


                      SECTION 4. QUORUM. A majority of Directors in office shall be necessary to constitute a quorum for the transaction of business, providing that a less number than a quorum, present at any meeting, may adjourn the meeting until a quorum shall have been obtained.


                      SECTION 5. POLICYHOLDERS' PARTICIPATION. The Board of Directors shall have power and authority to permit policyholders of the Company from time to time to participate in the profits of its operations through distributions to policyholders, and for the purpose of carrying this provision into effect, may, from time to time, make reasonable classifications of policies.


ARTICLE IV.           COMMITTEES.


                      SECTION 1. FINANCE COMMITTEE--ELECTION AND MEMBERSHIP. The Board of Directors, at its first meeting after the Annual Meeting of Stockholders in each year, or at any special meeting held for the purpose, shall elect from their number a Finance Committee consisting of not less than three or more than five members, of which Committee the Chairman of the Board of Directors and the President shall be members.


                      The Finance Committee, during the intervals between meetings of the Board, shall have, and may exercise, all the powers of the Board of Directors in the control, management and business affairs and property of the Company.


                      The Board of Directors shall have the power to fill vacancies in, to change the membership of, or to dissolve the Finance Committee.


                      The Finance Committee shall make rules for the conduct of its business, the time and place of meetings, and a majority of the members present shall constitute a quorum. All action taken by the Finance Committee shall be reported to the Board of Directors at its meeting next succeeding such action.


                      SECTION 2. OTHER COMMITTEES. The Board of Directors may appoint other committees, which shall exercise such powers as shall be conferred or authorized by the action appointing them. A majority of such committee may determine its action and fix the time and place of its meetings. The Board shall have power to change the membership of any such committee, to fill vacancies, and to discharge any such committee.

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ARTICLE V.            CAPITAL STOCK.

                      SECTION 1. CERTIFICATES OF SHARES. The interest of each Stockholder shall be evidenced by a certificate or certificates for shares of stock of the Company in such form as required by law and as the Board of Directors may from time to time prescribe. The certificates of stock, certifying the number of shares owned by the Stockholder

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                      in the  Company,  shall be signed by the  Chairman  of the
                      Board of Directors, the President, or any Executive, Senior or Group Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the seal of the Company, which may be a facsimile, engraved or printed, and shall be countersigned and registered in such manner, if any, as the Board may by resolution prescribe; provided that, if such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk on behalf of the Company and a registrar, the signatures of the above mentioned officers upon such certificates may be facsimiles.


                      In case any officer or officers who shall have signed, or whose facsimile signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Company, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates shall be deemed to have been adopted by the Company and may be issued and delivered as though the person who shall have signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Company before the time of such delivery.


                      SECTION 2. TRANSFERS. Shares in the Capital Stock of the Company shall be transferable on the books of the Company, by the holder thereof in person or by duly authorized attorney, upon surrender for cancellation of the certificates therefor, with an assignment and power of transfer endorsed thereon, duly executed, with such proof or guarantee of authenticity as the Company or its transfer agents may in their discretion require.


                      SECTION 3. LOST OR DESTROYED STOCK CERTIFICATES. A duplicate certificate of stock may be issued for such as may have been lost or destroyed upon the applicant's furnishing affidavit that he is the owner of said certificates and that the same has been lost or destroyed, together with bond of indemnity, with satisfactory security of the Company, conditioned upon loss in consequence of issue of said duplicate certificate.


                      SECTION 4. REGULATIONS. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of the capital stock of the Company, not inconsistent with the Laws of the Commonwealth of Pennsylvania, the Letters Patent and these By-Laws.

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ARTICLE VI.           OFFICERS.

                      SECTION 1. OFFICERS AND AGENTS. The elected officers of the Company shall consist of a Chairman of the Board of Directors, President, Secretary and Treasurer, and Senior or Group Vice Presidents. The Board of Directors may also elect an Executive Vice President. Additional officers may be appointed from time to time as may be deemed necessary and proper for the conduct of the Company's business.

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                      The elected  officers shall be elected by the Directors at the first meeting of the Directors held after the Annual Meeting of the Stockholders or any special meeting called for that purpose. The elected officers shall hold their respective offices until the next Annual Meeting of the Stockholders, or until their successors are duly elected and qualified. The Board of Directors may at any time remove and revoke the authority of any such officers.


                      The Board of Directors may at any time fill vacancies occurring in the elected officers of the Company.


                      The Board of Directors shall require the Treasurer to give bond for the faithful discharge of his duties in the sum of not less than $50,000, and may require any or all of the other officers and employees to give bond for the faithful discharge of their duties with such surety or sureties as the Board of Directors may from time to time prescribe.


                      No agreement of employment with any officer, Director, or salaried employee for services rendered or to be rendered shall extend for a period beyond twelve months from the date of such employment agreement.


                      No Director shall receive any compensation or emolument, other than a fee for attendance at Committee or Board Meetings and for expenses legitimately incurred for travel and maintenance to attend such meetings.


                      SECTION 2. THE CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Company and shall have general and active control of its business and affairs. He shall preside at all meetings of the Stockholders, the Board of Directors, and the Finance Committee and may exercise any and all of the powers of the President.

                      SECTION 3. THE PRESIDENT. The President shall have general supervision and direction of all other officers of the Company, subject to the direction of the Board of Directors, and shall carry into effect the orders of the Board of Directors and the Chairman of the Board of Directors. He shall have power to sign and acknowledge all deeds and instruments for the transfer or conveyance or assignment of corporate property, discharge of mortgages

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                      and all other  instruments  or  contracts  or evidences of obligations necessary for the transaction of the corporate business, including all policies of insurance; and to sign all annual or other statements required by the Insurance Departments of the various states, territories, districts, countries or jurisdictions in which the Company may apply for or be granted permission to transact business. The President may delegate any or all of such powers to a Senior or Group Vice President except those limited by statute, the By-Laws or the Board of Directors. In the absence or disability for any reason of the Chairman of the Board of Directors, he shall assume the duties of the Chairman of the Board of Directors.

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                      The President  shall have power and  authority,  or he may delegate to a Senior or Group Vice President the power to appoint such Attorneys-in-Fact, Managers, Agents, and

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                      other  employees  as shall be  necessary in the conduct of the Company's business. The President, or the delegated Senior or Group Vice President, may at any time remove and revoke the authority of any such appointee.

                      SECTION 4. POWERS AND DUTIES OF EXECUTIVE VICE PRESIDENT. The Executive Vice President, if one is elected, shall assist the President in the performance of such of his duties as pertain to the insurance operations of the Company, and he shall perform such other duties as may be assigned to him by the Board of Directors, the Finance Committee or the President. In the absence of the President, the Executive Vice President shall have, and exercise, all the rights and powers and be charged with all the duties of the President.

                      SECTION 5. THE SENIOR VICE PRESIDENTS. The Senior Vice Presidents shall assist the President in the performance of such of his duties as pertain to the insurance operations of the Company, and shall also perform such other duties as may be assigned to them by the Board of Directors, the Finance Committee or the President.

                      A Senior Vice President may be designated Chief Financial Officer, who, subject to the supervision of the Board of Directors, shall be the Chief Investment Officer of the Company and shall administer the investment of its funds.

                      SECTION 6. THE SECRETARY. The Secretary shall keep full minutes of all of the meetings of the Stockholders, of the Board of Directors, and of the Finance Committee; shall issue and transmit all notices of meetings, and notify all Directors, Officers and Committees of their election; shall have the custody of the seal of the Company, and affix the same to certificates of stock and to such other instruments as may require such seal; shall have charge of the keeping of the stock certificate books and stock record and other books of the Company; shall prepare, record, transfer, issue, countersign, seal and cancel certificates of stock as may be required; shall make such reports to the Board of Directors and Finance Committee as they may require; shall prepare such reports and statements as may be required of the Company by law. He shall sign or countersign all such other documents as may require his signature.

                      SECTION 7. THE TREASURER. The Treasurer shall receive and safely keep all moneys, bonds, securities and other articles of value belonging to the Company. He shall keep correct and accurate books of account of the same. He shall deposit all moneys and bankable papers in the name of the Company in such bank or banks as shall be designated by the Directors.

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                      SECTION 8. THE OTHER  GROUP VICE  PRESIDENTS.  It shall be the duty of the other Group Vice Presidents to assist the President in the performance of his duties and to perform such other duties as may be assigned to them by the Board of Directors, the Finance Committee, the President, or the Senior Vice Presidents.

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ARTICLE VII.          EXECUTION OF OBLIGATIONS.

                      All undertakings, policies of insurance, stipulations, reinsurance treaties, agreements, certificates or renewals thereof, and all other writings obligatory in the nature thereof, shall be valid when signed by the Chairman of the Board of Directors, the President or any Executive, Senior or Group Vice President, duly elected or appointed pursuant to the By-Laws and sealed with the seal of the Company duly attested by the Secretary or an Assistant Secretary. Provided, however, that any policy of insurance, related endorsement or certificate may bear either the manual or facsimile signature of such officers, with or without the seal of the Company, and when countersigned by the issuing authority in the Home Office, shall be valid and binding on the Company in all respects as though signed and sealed by said Officers.

ARTICLE VIII.         DIVIDENDS.

                      Dividends upon the Capital Stock of the Company, subject to the provisions of the Charter relating thereto, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the Company.

ARTICLE IX.           INVESTMENT OF CAPITAL, SURPLUS AND RESERVES.

                      The capital, surplus and reserves of the Company shall conform with the applicable laws of the Commonwealth of Pennsylvania.

ARTICLE X.            REAL ESTATE AND INVESTMENTS.

                      The Company may own and deal in real estate; and may engage in investment transactions; all as may be permitted by the laws of the Commonwealth of Pennsylvania.

ARTICLE XI.           GENERAL PROVISIONS

                      SECTION 1. CHECKS, NOTES, ETC.. All checks and drafts on the Company's bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments for the payment of money, shall be signed by such Officer or Officers or Agent or Agents as shall be thereunto authorized from time to time by the Board of Directors.

                      SECTION 2. FISCAL YEAR. The fiscal year of the Company shall begin on the First day of January in each year and shall end on the Thirty-first day of December following.

                      SECTION 3. CORPORATE SEAL. The Seal of the Company shall be circular in form, with the words "VALLEY FORGE LIFE INSURANCE COMPANY" on the circumference and the lettering in the center shall be "INCORPORATED AUGUST 9, 1956".

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ARTICLE XII.          STATUTORY AGENTS--POWERS OF ATTORNEY--QUALIFICATION.


                      The Chairman of the Board of Directors, the President or any Executive, Senior or Group Vice President and the Secretary or an Assistant Secretary are authorized to appoint statutory agents of the Company, and to execute powers of attorney in evidence thereof, authorizing them to accept service of process against the Company; to execute any and all papers and to comply with all applicable requirements of law in order to qualify the Company to do business in any state, territory, district, country or jurisdiction and to take any other action on behalf of the Company necessary or proper to be taken in compliance with law or with rules or regulations of the supervisory authorities in order to qualify the Company to do business.


ARTICLE XIII.         AMENDMENTS.


                      These By-Laws may be altered, amended, rescinded or suspended at any meeting of the Board of Directors by a majority vote of the entire Board of Directors.

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